                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): MARCH 19, 1998



                              CARNEGIE GROUP, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                       0-26964               25-1435252
(State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                File Number)        Identification No.)



    FIVE PPG PLACE, PITTSBURGH, PA                              15222
(Address of principal executive offices)                     (Zip code)



Registrant's telephone number, including area code: 412-642-6900

Item 7.  Financial Statements and Exhibits.

(a)   Financial Statements of Advantage kbs, Inc.
         (1)   Report of Independent Auditors
         (2)   Balance Sheet as of December 31, 1997
         (3)   Statement of Operations for the year ended December 31, 1997
         (4) Statement of Changes in Stockholders' Equity (Deficit) for the year ended December 31, 1997
         (5)   Statement of Cash Flows - for the year ended December 31, 1997
         (6)   Notes to Financial Statements
(b) Pro Forma Financial Information (unaudited) to reflect the registrant's acquisition of Advantage kbs, Inc.
         (1) Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998.
(c)   Exhibits

         Number            Exhibit
         ------            -------

           23.1            Consent of Independent Auditors

                               ADVANTAGE KBS, INC.
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 1997


                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

INDEPENDENT AUDITORS' REPORT  ...........................................   1

FINANCIAL STATEMENTS

        Balance Sheet ...................................................   2

        Statement of Operations .........................................   3

        Statement of Changes in Stockholders' Equity (Deficit)  .........   4

        Statement of Cash Flows .........................................   5

        Notes to the Financial Statements ...............................   6-9

TO THE STOCKHOLDERS OF

ADVANTAGE KBS, INC.


We have audited the accompanying balance sheet of Advantage KBS, Inc. as of December 31, 1997 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advantage KBS, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                             /s/ WILKIN & GUTTENPLAN, P.C.
                                             -------------------------------
                                             WILKIN & GUTTENPLAN, P.C.
                                             Certified Public Accountants




East Brunswick, New Jersey

February 12, 1998
(except for Note 14, as to which
 the date is March 19, 1998)

                               ADVANTAGE KBS, INC.
                                  BALANCE SHEET


                                                                   DECEMBER 31,
                                                                       1997
                                                                       ----
            ASSETS

CURRENT ASSETS
      Cash                                                          $         -
      Accounts receivable - Notes 2 and 4                             1,075,148
      Prepaid expenses                                                    5,595
      Advances to stockholders                                            8,779
                                                                    -----------

            TOTAL CURRENT ASSETS                                      1,089,522

PROPERTY AND EQUIPMENT, net - Notes 2, 3 and 4                          254,955

CAPITALIZED SOFTWARE COSTS, less
 accumulated amortization of $343,781 - Note 2                          213,817

CLOSING COSTS, less accumulated amortization
 of $890 - Note 2                                                        17,810

SECURITY DEPOSITS                                                        35,802
                                                                    -----------

            TOTAL ASSETS                                            $ 1,611,906
                                                                    ===========

      LIABILITIES AND
       STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses                         $   388,423
      Loan payable - bank - current portion - Note 4                     59,236
      Current portion of capitalized lease obligations - Note 5         130,367
      Deferred income - Notes 2 and 6                                   928,964
      Notes payable - stockholders - Note 7                             140,000
      Loan payable - other                                               35,000
      Profit sharing payable - Note 8                                    18,000
                                                                    -----------

            TOTAL CURRENT LIABILITIES                                 1,699,990

OBLIGATIONS UNDER CAPITAL LEASES, LESS
 CURRENT PORTION - Note 5                                               109,099

LOAN PAYABLE - BANK - Non-current portion - Note 4                      482,408
                                                                    -----------

            TOTAL LIABILITIES                                         2,291,497
                                                                    ===========

COMMITMENTS - Note 11

STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock, no par value, 1,000,000 shares
       authorized, 94,500 shares issued and 90,000
       shares outstanding - Note 13                                     100,200
      Additional paid in capital                                          1,243
      Retained earnings (deficit)                                      (732,859)
      Treasury stock                                                    (48,175)
                                                                    -----------

            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                       (679,591)
                                                                    -----------

            TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                   $  1,611,906
                                                                    ============


The accompanying notes are an integral part of these financial statements.

                               ADVANTAGE KBS, INC.
                             STATEMENT OF OPERATIONS

                                                       DECEMBER 31,
                                                           1997
                                                           ----

REVENUES                                               $3,182,739

SALARIES AND DIRECT COSTS                               2,622,371
                                                       ----------

GROSS PROFIT                                              560,368

GENERAL AND ADMINISTRATIVE EXPENSES                     1,083,693
                                                       ----------

OPERATING LOSS                                           (523,325)

INTEREST EXPENSE                                           90,961

LOSS BEFORE  PROVISION (BENEFIT) FOR
 INCOME TAXES                                            (614,286)

PROVISION (BENEFIT) FOR INCOME
 TAXES - Notes 2 and 9                                      -
                                                       ----------

NET LOSS BEFORE CUMULATIVE EFFECT OF A
 CHANGE IN ACCOUNTING PRINCIPLE                          (614,286)

CUMULATIVE EFFECT OF A CHANGE IN
 ACCOUNTING PRINCIPLE - Note 10                           131,406
                                                       ----------

NET LOSS                                               $ (482,880)
                                                       ==========










The accompanying notes are an integral part of these financial statements.

                               ADVANTAGE KBS, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


                                                   ADDITIONAL      RETAINED
                          COMMON STOCK ISSUED       PAID-IN        EARNINGS       TREASURY
                          SHARES    PAR VALUE       CAPITAL        (DEFICIT)        STOCK        TOTAL
                          ------    ---------       -------        ---------        -----        -----
BALANCE AT
 DECEMBER 31, 1996        94,500      100,200         1,243        (249,979)       (48,175)     (196,711)

NET LOSS FOR THE YEAR          -            -             -        (614,286)             -      (614,286)

CUMULATIVE EFFECT
 OF CHANGE IN
 ACCOUNTING PRINCIPAL          -            -             -         131,406              -       131,406
                          ------     --------       -------       ---------        -------      --------

BALANCE AT
 DECEMBER 31, 1997        94,500     $100,200       $ 1,243       $(732,859)     $ (48,175)    $(679,591)
                          ======     ========       =======       =========      =========     =========














The accompanying notes are an integral part of these financial statements.

                               ADVANTAGE KBS, INC.
                             STATEMENT OF CASH FLOWS



                                                                                   DECEMBER 31,
                                                                                       1997
                                                                                       ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                                          $(482,880)
                                                                                    ---------

Adjustments to reconcile net (loss) to net cash
 provided by (used in) operating
 activities:
  Depreciation and amortization                                                       366,844
  Cumulative effect of change in accounting principle                                (131,406)

  Changes in assets and liabilities:
      Increase in accounts receivable                                                (806,173)
      Decrease in prepaid expenses                                                        736
      Decrease in advance to stockholders                                               2,293
      Increase in security deposits                                                    (7,647)
      Increase in accounts payable                                                    334,380
      Increase in deferred income                                                     793,268
      Increase in profit sharing payable                                                3,000
                                                                                    ---------

            TOTAL ADJUSTMENTS                                                         555,295
                                                                                    ---------

            NET CASH PROVIDED BY OPERATING ACTIVITIES                                  72,415
                                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Payments for capitalized software costs                                        (294,787)
      Payments for capitalized closing costs                                          (18,700)
                                                                                    ---------

            NET CASH USED IN INVESTING ACTIVITIES                                    (313,487)
                                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from loan payable - bank                                               560,000
      Principal payments on loan payable - bank                                       (18,356)
      Proceeds from line of credit - bank                                             155,000
      Principal payments on line of credit - bank                                    (489,659)
      Principal payments on obligations under capital leases                         (127,164)
      Proceeds from loan payable - other                                               80,000
      Principal payments on loan payable - other                                      (50,000)
      Proceeds from notes payable - stockholders                                       90,000
                                                                                    ---------

            NET CASH PROVIDED BY  FINANCING ACTIVITIES                                199,821
                                                                                    ---------

            NET DECREASE IN CASH                                                      (41,251)

CASH - BEGINNING OF YEAR                                                               41,251
                                                                                    ---------

CASH - END OF YEAR                                                                  $       -
                                                                                    =========

SUPPLEMENTAL DISCLOSURES:
      Interest paid                                                                 $  88,668
                                                                                    =========
      Taxes paid                                                                    $     175
                                                                                    =========


During 1997 capital lease obligations totaling $155,638 have been entered into to acquire computer equipment.




The accompanying notes are an integral part of these financial statements.

                               ADVANTAGE KBS, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 -       NATURE OF ORGANIZATION:

               Advantage KBS, Inc. was incorporated on January 29, 1988 pursuant to the laws of the State of New Jersey. The Company provides system development services and software products for customer support automation to clients throughout the domestic United States. Primary industries served include cellular and mobile carriers, telecommunications manufacturers, as well as computer hardware and software vendors.

NOTE 2 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

               ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. Actual results could differ from those estimates.

               REVENUE RECOGNITION - Revenue is generated from consulting services, sales of software products and maintenance contracts. Revenue from consulting services with fixed fee arrangements are recognized as milestones are achieved. Profit estimates are revised periodically based upon changes in facts. Any losses identified on contracts are recognized immediately. Other consulting revenues are recognized as time and material are incurred. Revenues for sales of software products are recognized upon shipment of the software and the final execution of the software license agreement with the customer. Maintenance contracts are recognized proportionately over the contract period.

               INCOME TAXES - Amounts in the financial statements related to income taxes are calculated using the principles of Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (FAS 109). Under FAS 109, prepaid and deferred taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes as well as tax credit carryforwards and loss carryforwards. These deferred taxes are measured by applying currently enacted tax rates. A valuation allowance reduces deferred tax assets when it is "more likely than not" that some portion or all of the deferred tax assets will not be realized.

               PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight line method and the accelerated methods over the estimated useful life of the assets - 5-7 years. Maintenance and repairs are charged to expense as incurred; major renewals and betterment's are capitalized.

               CLOSING COSTS - Closing costs in connection with financing are amortized over the life of the loan using the straight line method.

               CAPITALIZED SOFTWARE COSTS - Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," issued by the Financial Accounting Standards Board, the Company is required to capitalize certain software development and production costs once technological feasibility has been achieved. Commencing upon initial product release, these costs are amortized based on the straight line method over a two year period.

NOTE 3 -       PROPERTY AND EQUIPMENT:

               Property and equipment consist of the following:

                                                              December 31,
                                                                 1997
                                                                 ----
                    Computer and equipment                     $ 787,451
                    Furniture and fixtures                       154,243
                                                               ---------

                        Subtotal                                 941,694

                    Less:  Accumulated depreciation             (686,739)
                                                               ---------

                        Equipment, net                         $ 254,955
                                                               =========

                               ADVANTAGE KBS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -       LOAN PAYABLE:

               On July 9, 1997, the Company obtained a U.S. Small Business Administrative (SBA) guaranteed loan in the amount of $560,000. The proceeds of the loan were used to payoff the existing line of credit, for purchase of equipment and for working capital. The loan is a seven (7) year, self-amortizing loan with interest calculated at prime rate plus 2% and is collateralized by the Company's assets as well as the stockholders' personal guarantees and equity in personal residences.

               Maturities of long-term debt over the next five years are as follows:

                    YEAR ENDING
                    DECEMBER 31,
                    ------------

                       1998                        $ 59,236
                       1999                          65,764
                       2000                          73,011
                       2001                          81,057
                    Thereafter                      262,576
                                                    -------
                      TOTAL                        $541,644
                                                   ========

NOTE 5 -       CAPITAL LEASES:

               The Company leases computer equipment as well as furniture under capital leases. Ownership of the equipment and furniture transfers to the Company at the end of the lease term for a nominal purchase price.

               Property under capital leases included in property and equipment is as follows:


                                                               December 31,
                                                                   1997
                                                                   ----

                    Equipment, at cost                          $739,663
                    Furniture, at cost                           105,543
                    Less:  accumulated depreciation             (590,251)
                                                                --------
                                                                $254,955

               The following is a schedule of minimum lease payments due under capital leases:


                                                              YEAR ENDING
                                                              DECEMBER 31,

                                  1998                          $157,152
                                  1999                            79,042
                                  2000                            44,799
                                                                --------

                 Total net minimum lease payments                280,993
                 Less:  amounts representing interest            (41,527)

                 Present value of minimum lease payments        $239,466
                                                                ========

NOTE 6 -       DEFERRED INCOME:

               Deferred income represents billings rendered during the current year in excess of revenue recognition as well as billings for support and maintenance contracts for future periods.

NOTE 7 -       NOTES PAYABLE - STOCKHOLDERS:

               Notes payable represents loans to the Company from two stockholders. Repayment terms of the note include a 12% annual rate of interest.

                               ADVANTAGE KBS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -       PROFIT SHARING PLAN:

               The Company maintains a 401(k) plan for its employees. The Company is required to contribute 20% of the first six percent of the employees' voluntary contributions. For the year ended December 31, 1997, the Company's liability was approximately $18,000.

NOTE 9 -       INCOME TAXES:

               The Company's deferred tax asset is related primarily to its operating loss carryforward for tax reporting purposes. The Company recorded a valuation allowance amounting to the entire deferred tax asset balance because the Company's financial condition, possible limitations on the use of carryforwards, and the expiration dates of the net operating loss carryforwards give rise to uncertainty as to whether the deferred tax asset is realizable.

               The Company recognizes the deferred tax benefit related to its deferred tax asset within its income tax provision as income is earned and the benefits are realized.

               The components of the net deferred tax assets is as follows:

                        Deferred tax asset                   $ 100,000
                        Less:  Valuation allowance            (100,000)
                                                             ---------
                           NET DEFERRED TAX ASSET            $    -
                                                             =========

               The Company has net operating loss carryforwards as follows:

                              AMOUNT                 EXPIRATION DATE
                              ------                 ---------------
                            $ 23,672                       2009
                            $350,000                       2011

NOTE 10 -      ACCOUNTING CHANGE:

               Effective January 1, 1997, the Company changed its method of accounting for software development costs according to FASB No. 86 (see Note 2). The cumulative effect of this change was to increase net income by $131,406.

NOTE 11 -      OPERATING LEASE COMMITMENTS:

               Commencing July, 1993, the Company entered into a lease agreement for its premises whereby monthly rent is $7,500. The initial term of the lease is for 65 months. The following is a schedule of minimum lease payments due under the operating lease:


                          YEAR ENDING
                         DECEMBER 31,
                         ------------

                             1998                    $ 90,000
                                                     ========

               Rental expenses under operating leases, including real estate taxes, common area charges and utilities were $144,999 for the year ended December 31, 1997.

NOTE 12 -      CONCENTRATIONS:

               During 1997 revenues from three clients collectively represented approximately 62% of the total revenues of the Company.

               In an effort to diversify its client base, the Company has begun to license software products which previously were part of the project engagement. Management believes this product focus will present an opportunity for an expanded customer base resulting in additional revenues from software licensing, as well as support and maintenance programs.

NOTE 13 -      INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN:

               On July 22, 1996, the Company adopted an incentive and non-qualified stock option plan. Under the plan, a maximum of 10,000 options to purchase 10,000 shares may be granted at a price per share determined in each case by the Board of Directors at its discretion. In the case of the incentive stock options, the option price shall not be less then 100% (110% in a case of an incentive stock option granted to a 10% shareholder) of the fair market value as determined by the Board based on any reasonable method on the date the option is granted.

                               ADVANTAGE KBS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 13 -(CONT.) Transactions involving non-qualified stock options are summarized as follows:

                 OPTION SHARES

                 Outstanding January 1                             5,800
                 Granted                                           3,375
                                                                   -----

                     Outstanding at December 31, 1997              9,175
                                                                   =====

                     Exercisable at December 31, 1997              5,800
                                                                   =====

                  In 1994, the Company adopted a value participation plan, the purpose which is to attract, motivate and retain employees and to give all eligible employees an opportunity to share in the growth and the success of the Company. All full time salaried employees are eligible to participate in the plan. Initially, 5% of the Company's value will be available for allocation and distribution to the plan. The plan has a term of 7 years. Units are allocated based on years of service. In the case of the sale of the Company, participants shall be entitled to share in 5% of the sales proceeds in proportion to units allocated as of the date of the sale. As of December 31, 1997, no units have been allocated to any employees.

NOTE 14 -         SUBSEQUENT EVENTS:

                  On March 19, 1998, the shareholders of the Company sold all of the Company's outstanding capital stock. In addition to the sales price of $5 million, the agreement calls for a contingent payment of up to an additional $2.5 million, based upon specific performances by the Company during 1998.

                  The acquiring entity, a public company, provides client/server software development services and focuses on performing software development, systems integration and technical consulting services.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information reflects the acquisition on March 19, 1998, by Carnegie Group, Inc. (the "Company") of the capital stock of Advantage kbs, Inc. ("Advantage") for an aggregate price of approximately $5,000,000 in cash, with terms of the transaction providing for an additional consideration of up to $2,500,000 in cash, which is dependent on revenue and earnings of Advantage for the year ending December 31, 1998.

The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1997 and the three months ended March 31, 1998 reflect the acquisition as if it had occurred at the beginning of the year ended December 31, 1997. The pro forma information is based on the historical financial statements of the Company and Advantage after giving effect to the acquisition using the purchase method of accounting and assumptions and adjustments deemed appropriate by the Company, including the preliminary allocation of the purchase price, certain of which are described in the accompanying notes to the pro forma financial statements.

The unaudited pro forma condensed consolidated information does not purport to be indicative of the Company's financial position or results of operations had the acquisition actually occurred on the dates presented nor is it necessarily indicative of the Company's future position or future operating results. The unaudited pro forma consolidated financial information should be read in conjunction with the separate audited historical consolidated financial statements of the Company and the notes thereto set forth in the Company's 1997 Annual Report on Form 10-K, and the historical consolidated financial statements of Advantage and the notes thereto set forth in Item 7(a) of this form 8-K/A.

The acquisition of Advantage is subject to certain risks. The integration of companies in the information technology services industry may be more difficult to achieve than in other industries. There can be no assurance that the acquisition of Advantage will result in any business or financial benefits to the Company. The realization of any such benefits requires, among other things, that the operations of Advantage be successfully integrated with those of the Company in a timely manner. The successful integration of the Company and Advantage will require the coordination of research and development and sales and marketing efforts. The difficulties of such integration may be increased by the need to coordinate geographically separated organizations and integrating personnel with disparate business backgrounds. In addition, the Company's senior management has not had previous experience in integrating acquisitions. There can be no assurance that the Company will be able successfully to manage the integration of Advantage.

                                Carnegie Group, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      for the year ended December 31, 1997

                                            Carnegie      Advantage
                                           Group, Inc.     kbs, Inc.    Adjustments         Pro Forma
                                           -----------     ---------    -----------         ---------
Revenue
     Software Services--unrelated parties  $20,138,562    $2,410,087     $        -       $ 22,548,649
     Software Services--related parties      7,837,364             -              -          7,837,364
                                           -----------    ----------     ----------       ------------
          Total software services           27,975,926     2,410,087              -         30,386,013
     Software licenses                       1,430,335       772,652              -          2,202,987
                                           -----------    ----------     ----------       ------------
          Total revenue                     29,406,261     3,182,739              -         32,589,000
                                                                                                     -
Costs and expenses
     Cost of revenue--unrelated parties     13,669,530     2,321,121        318,486   a     16,309,137
     Cost of revenue--related parties        5,416,175             -              -          5,416,175
                                           -----------    ----------     ----------       ------------
          Total cost of revenue             19,085,705     2,321,121        318,486         21,725,312
     Research and development                1,601,525             -         17,380   a      1,618,905
     Selling, general and administrative     8,493,030     1,249,835         30,845   a      9,773,710
     Restructuring charges                     774,608             -              -            774,608
                                           -----------    ----------     ----------       ------------
          Total costs and expenses          29,954,868     3,570,956        366,711         33,892,535

Income (loss) from operations                 (548,607)     (388,217)      (366,711)        (1,303,535)
Other income (expense):
     Interest income                           718,412             -       (268,172)  b        450,240
     Other income                               25,447             -              -             25,447
     Interest expense                          (13,293)      (94,663)        19,360   c        (88,596)
                                           -----------    ----------     ----------       ------------
     Total other income (expense)              730,566       (94,663)      (248,812)           387,091
Income (loss) income before taxes              181,959      (482,880)      (615,523)          (916,444)
Income tax (provision) benefit                 (72,367)            -        366,600   d        294,233
                                           -----------    ----------     ----------       ------------
     Net income (loss)                     $   109,592    $ (482,880)    $ (248,923)      $   (622,211)
                                           ===========    ==========     ==========       ============
Basic earnings (loss) per share            $      0.02                                    $      (0.10)
                                           ===========                                    ============
Diluted earnings (loss) per share          $      0.02                                    $      (0.10)
                                           ===========                                    ============

Weighted average common and common
equivalent shares:
          Basic                              6,457,263                                       6,457,263
                                           ===========                                    ============
          Diluted                            6,846,110                                       6,457,263
                                           ===========                                    ============



See accompanying notes to unaudited pro forma statement of operations.

                      Carnegie Group, Inc. and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    for the three months ended March 31, 1998


                                            Carnegie      Advantage
                                           Group, Inc.     kbs, Inc.    Adjustments        Pro Forma
                                           -----------     ---------    -----------        ---------
Revenue
     Software Services--unrelated parties  $3,529,062     $  628,563     $         -       $4,157,625
     Software Services--related parties     3,408,965              -               -        3,408,965
                                           ----------     ----------     -----------       ----------
          Total software services           6,938,027        628,563               -        7,566,590
     Software licenses                        359,630        513,194               -          872,824
                                           ----------     ----------     -----------       ----------
          Total revenue                     7,297,657      1,141,757               -        8,439,414

Costs and expenses
     Cost of revenue--unrelated parties     2,611,557        818,295         110,611   a    3,540,463
     Cost of revenue--related parties       2,159,303              -               -        2,159,303
                                           ----------     ----------     -----------       ----------
          Total cost of revenue             4,770,860        818,295         110,611        5,699,766
     Research and development                 152,449              -          13,880   a      166,329
     Selling, general and administrative    2,354,478        440,621          10,411   a    2,805,510
                                           ----------     ----------     -----------       ----------
          Total costs and expenses          7,277,787      1,258,916         134,902        8,671,605
Income (loss) from operations                  19,870       (117,159)       (134,902)        (232,191)
Other income (expense):
     Interest income                          198,363              -         (95,017)  b      103,346
     Other income                               6,099              -               -            6,099
     Interest expense                          (3,000)       (26,498)         14,093   c      (15,405)
                                           ----------     ----------     -----------       ----------
     Total other income (expense)             201,462        (26,498)        (80,924)          94,040
Income (loss) income before taxes             221,332       (143,657)       (215,826)        (138,151)
Income tax (provision) benefit                (85,857)             -         123,941   d       38,084
                                           ----------     ----------     -----------       ----------
     Net income (loss)                     $  135,475       (143,657)        (91,885)        (100,067)
                                           ==========     ==========     ===========       ==========
Basic earnings (loss) per share            $     0.02                                           (0.02)
                                           ==========                                      ==========
Diluted earnings (loss) per share          $     0.02                                           (0.02)
                                           ==========                                      ==========

Weighted average common and common
equivalent shares:
          Basic                             6,497,584                                       6,497,584
                                           ==========                                      ==========
          Diluted                           6,805,691                                       6,497,584
                                           ==========                                      ==========

See accompanying notes to unaudited pro forma statement of operations.

                              Carnegie Group, Inc.

              Notes to unaudited Pro Forma Statement of Operations

a. Adjustments to provisions for depreciation and amortization for estimated fair value adjustments related to property and equipment depreciated over lives ranging from 3 to 5 years on a straight-line basis, and capitalized software, goodwill and other intangible assets amortized over 5 to 15 years on a straight-line basis.
b. Adjustment to decrease interest income as a result of foregone interest income on cash used in the acquisition of Advantage kbs, Inc. ("Advantage"). Interest was assumed at a rate of approximately 5.38%.
c. Adjustment to decrease interest expense associated with debt held by Advantage. The debt was paid off with a portion of the proceeds from the acquisition.
d. Adjustment to record income taxes at Carnegie Group, Inc's current effective tax rate of 39% applied to Advantage's historical results plus certain pro forma adjustments. Because the acquisition of Advantage was by stock purchase, no tax benefit is reflected for the amortization of the excess of purchase price over the fair value of Advantage's assets.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Carnegie Group, Inc.


Date: June 2, 1998                         By: /s/  JOHN W. MANZETTI
      ------------                             --------------------------------
                                               John W. Manzetti
                                               Executive Vice President and
                                                 Chief Financial Officer